UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2014

Global Cash Access Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada	89113
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last

report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 8, 2014, Global Cash Access Holdings, Inc. (“GCA”) and Multimedia Games Holding Company, Inc. (“Multimedia Games”) issued a joint press release announcing that they had entered into a definitive agreement pursuant to which GCA has agreed to acquire Multimedia Games. In addition, GCA will hold a conference call and simultaneous presentation to investors at 5:00 p.m. EDT to discuss the transaction. The joint press release is attached hereto as Exhibit 99.1 and the investor presentation is attached hereto as Exhibit 99.2, and each is incorporated herein by reference.

The information contained in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit No.	Description
99.1	Joint Press Release issued by GCA and Multimedia Games, dated September 8, 2014
99.2	Investor Presentation, dated September 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: September 8, 2014

By:	/s/ Ram V. Chary
Ram V. Chary
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Joint Press Release issued by GCA and Multimedia Games, dated September 8, 2014
99.2	Investor Presentation, dated September 8, 2014